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                                                                 EXHIBIT (e)(11)
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[LOGO OF AIG AMERICAN GENERAL]                                                                               Change of Beneficiary

American General Life Insurance Company (AGL)
AIG Life Insurance Company
AIG Life Insurance Company of Puerto Rico
Member companies of American International Group, Inc.
    [ ] Fixed Life Service Center - P. O. Box 4373, Houston, TX 77210-4373                                         Please print or
    [ ] Variable Life Service Center - P. O. Box 4880, Houston, TX 77210-4880                                 type all information
Instructions for completing this form are listed on the back.                                                   except signatures.
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1.      CONTRACT          CONTRACT No.: __________________________________________________________________________________________
        IDENTIFICATION
                          OWNER: _______________________________________________   SSN/TIN OR EIN: _______________________________

    [ ] Check Here if     ADDRESS: _____________________________________________   PHONE No.:  ___________________________________
        New Address
                                   _____________________________________________

                          EMAIL ADDRESS (optional): ______________________________________________________________________________

                          INSURED/ANNUITANT (if other than Owner):  ______________________________________________________________
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2.      BENEFICIARY       One or more of the following may be checked. If nothing is checked, the designation will be in effect
        DESIGNATIONS      for the base insured only. Must be of legal age, if not Minor Beneficiary Clause must be completed.

Designation is in effect for: [ ] Base Insured [ ] Spouse Insured [ ] Other ____________________________

        A. PRIMARY
        Address Required  Full Name                Relationship           Address          SSN         Percentages (if applicable)
                          ---------                ------------           -------          ---         ---------------------------
                                                                                                              Must total 100
                          ________________________________________________________________________________________________________

                          ________________________________________________________________________________________________________

                          ________________________________________________________________________________________________________

                          If a living or non-testamentary trust is designated as a primary beneficiary, complete the following:

                             ___________________________________________________   Dated: ________________________________________
                                          Legal Name of Trust
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        B. CONTINGENT
        Address Required  Full Name                Relationship           Address          SSN         Percentages (if applicable)
                          ---------                ------------           -------          ---         ---------------------------
                                                                                                              Must total 100
                          ________________________________________________________________________________________________________

                          ________________________________________________________________________________________________________

                          ________________________________________________________________________________________________________

                             ___________________________________________________   Dated: ________________________________________
                                          Legal Name of Trust
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3.      OPTIONAL CLAUSES  One or more of the following may be checked if desired:

                             [ ] POSTPONEMENT CLAUSE - COMMON DISASTER            [ ] CHILDREN'S CLAUSE - PER STIRPES
                             [ ] MINOR BENEFICIARY CLAUSE - TRUSTEE FOR CHILDREN   [ ] IRREVOCABLE BENEFICIARY

                             ___________________________________________________   Dated: ________________________________________
                                          Name of Trust/Trustee
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4.      SIGN HERE FOR     The undersigned contract owner hereby revokes any previous beneficiary designation and any optional mode
        ABOVE REQUEST     of settlement with respect to any death benefit proceeds payable at the death of the Insured/Annuitant.
                          Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number, and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to back-up withholding as a result of a failure to report all interest or dividends, or (c) the
                          IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person
                          (including a  U.S. resident alien). The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

                          ________________________________________________________________________________________________________
                                           Signature of Owner                             Title                       Date

                          ________________________________________________________________________________________________________
                                 Signature of Co-Owner, Assignee, Witness                 Title                       Date

                                              RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.
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                                                   - Instructions and Conditions -
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1.      CONTRACT         Complete all contract information in this section. You may use this form for multiple contracts that
        IDENTIFICATION   have the same contract owner and require the same signatures.
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2.      BENEFICIARY      Unless otherwise provided, the right to change the beneficiary is reserved to the owner. Such change
        DESIGNATIONS     will be without prejudice to the company which issued the contract ("the Company") on account of any payment made or action taken by it before receipt of such notice at its Service Center.

                         Please select the Insureds/Annuitants for which the designation will take effect.

                         This designation, when filed with the Company, will become effective as of its date of execution. Such execution will constitute a waiver of any contract provision(s) requiring endorsement of change of beneficiary. All designations are subject to the terms and conditions of the contract, any indebtedness to the Company and any collateral assignment of the contract, whether made prior to or subsequent to the date of this designation.

                         The Company is released from all liability by making payment in accordance with this designation and assumes no responsibility for the use of money by any Trustee named herein. If a Trustee is named as the beneficiary, the date and legal title of the Trust must also be included.

                         The death proceeds shall be payable in equal shares to the designated beneficiaries, unless otherwise indicated. If beneficiaries are to receive unequal portions of the death benefit, it must be shown as a percentage of the death benefit and not as specific dollar amounts. In the event no beneficiary survives the insured and this form or the contract does not provide otherwise, the proceeds will be paid to the contract owner, or the executors or administrators of the contract owner's estate.

                         SUGGESTED WORDING FOR COMMON DESIGNATIONS

                         Insured/Annuitant's Estate - Executors or Administrators of the Insured's/Annuitant's Estate

                         One individual beneficiary - Mary Doe, wife, 100 N. Main St, Chicago, IL, SSN 999-99-9999

                         Two or more individual beneficiaries - Jane Doe, daughter, 100 N. Main St, Chicago, IL, SSN 999-99-9999 and John Doe, son, 100 N. Main St, Chicago, IL, SSN 999-99-9999

                         One class or unnamed children - Children born of the marriage of the Insured and Mary Doe

                         Unequal portions - Jane Doe, daughter, 75%, 100 N. Main St, Chicago, IL, SSN 999-99-9999; John Doe, son,
                         25%, 100 N. Main St, Chicago, IL, SSN 999-99-9999

                         Business Associate - John Smith, Business Associate, 100 N. Main St, Chicago, IL, SSN 999-99-9999

                         Not Incorporated - The Board of Directors of the ADA, 100 N. Main St, Chicago, IL

                         Incorporated - ADA, 100 N. Main St, Chicago, IL, A Corporation organized under the laws of the State of
                         Illinois

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3.      OPTIONAL         Postponement Clause - Common Disaster - In no case shall any payment be made to any beneficiary
        CLAUSES          designated in this form until thirty (30) days or state mandated period have elapsed following the
                         Insured's death, and in the event of the death of a beneficiary during such period, payment shall be made in the same manner as provided in this form, had the said beneficiary predeceased the Insured. This provision does not apply to a Trustee.

                         Children's Clause - Per Stirpes - If a child of the Insured who is designated in this form as a beneficiary predeceases the Insured, leaving children who survive the Insured, then the shares the deceased beneficiary would have received shall be payable in equal shares to the surviving children of the deceased beneficiary.

                         Minor Beneficiary Clause - Trustee for Children - The Trustee appointed to any beneficiary who is a minor child will receive any payment due on or after the Insured's death on the date such payment falls due. Payment by the Company to such Trustee shall be an absolute and complete release and acquittance of the Company which shall not be held accountable or responsible for the use and application of the death benefit proceeds paid to such Trustee.

                         Irrevocable Beneficiary - The beneficiary will become an irrevocable beneficiary and must provide consent for future transactions. Minors who are designated as irrevocable beneficiaries will not be permitted to approve future transactions until they reach the age of majority.

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4.      SIGN HERE FOR    This request must be dated and all required signatures must be written in ink, using full legal names.
        ABOVE REQUEST    Taxpayer Identification Number Certification: You must cross out item 2 if you have been notified by the
                         IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. This request must be signed by:

                             .  the person or persons who have the rights of ownership under the terms of the contract (co-owners, irrevocable beneficiary);
                             .  by any other party who may have an interest in the contract by legal proceedings or statutes;
                             .  by a disinterested third party;
                             .  the policy's assignee must also sign any beneficiary or name change request, if the Policy is collaterally assigned; and
                             .  the spouse of the owner must also sign this request, if the owner resides in a Community
                                Property state. (Community Property states are AZ, CA, ID, LA, NM, NV, TX, WA and WI).

                         Special circumstances - Corporate ownership: The signature of one officer followed by the officer's title is required. The request must be submitted on a piece of corporate letterhead or paper with the corporate seal signed by that officer; Partnerships: The full name of the partnership should be written followed by the signatures of all partner(s), other than the Insured; Trust: If the contract is owned by or assigned to a Trustee, current Trustee(s) signatures are required as instructed by the trust agreement. Validation of Trustee(s) signatures may be required.

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